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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund
Defined Technology Portfolio Series 3,
Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 333-76209 of our opinion dated May 5, 1999 relating to the Statement of Condition of Equity Investor Fund, Defined Technology Portfolio Series 3, Defined Asset Funds and to the reference to us under the heading 'How The Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 5, 1999